UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

RED ROCK PICTURES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51601	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Sunset Boulevard, 3rd Floor, Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 790-1813

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 8, 2009 Red Rock Pictures Holdings, Inc., (the “Company” or “Red Rock”) a film and entertainment marketing company, announced today that it has entered into a definitive agreement to acquire New York based ComedyNet.TV, Inc. (“ComedyNet”), a leader in multimedia comedic content distribution.  Under the terms of the share exchange agreement, Red Rock will issue 68,000,000 common shares, or approximately forty percent (40%) of its outstanding common shares, in consideration for 100% of the issued and outstanding ComedyNet capital stock.  ComedyNet has arranged an initial investment of $500,000 into the combined company by a third-party investor, in the form of a Secured Convertible Note which is convertible at $0.25 per share.  The acquisition, which is subject to satisfaction of due diligence, and other ordinary and customary closing conditions for a transaction of this type, is anticipated to close before the end of the Company’s fiscal second quarter, February 28, 2009.

ComedyNet is an on-demand digital programming network bringing together the creative community of comedians, comedy writers, animators, videographers, cartoonists and raconteurs. The company attracts the community of “funny” by providing the tool sets, production, post production, stages, live studio and Club settings for the advancement of the comedic arts, while also providing the audience reach though distribution on all digital media platforms.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008 Ms. Lorraine Evanoff resigned as Chief Financial Officer of Red Rock Pictures Holdings, Inc. (the “Company”) and Mr. Steve Handy was appointed Chief Financial Officer and Secretary of the Company.

Mr. Handy was employed with SM&A a project management and consulting services company, from November 2003 to November 2007.  From November 2005 to November 2007 Mr. Handy was the Chief Financial Officer of SM&A.  From November 2003 to November 2005 Mr. Handy served as VP Controller.

From December 2001 to November 2003 Mr. Handy was employed with FutureLink Corp. and served as Corporate Controller and Financial Reporting Manager.

On December 23, 2008 the Company entered into an employment agreement (the “Agreement”) with Steve Handy.  The Agreement is for a period of one year and shall be automatically extended for successive one year terms thereafter unless and until the Chief Executive Officer of the Company elects not to renew the Agreement and notifies Mr. Handy of such nonrenewal at least thirty (30) days prior to the end of the then current term of the Agreement.

Pursuant to the Agreement, Mr. Handy will be paid a monthly salary of Three Thousand Three Hundred and Thirty Three Cents ($3,333.33) per month.  Mr. Handy will also be eligible for an annual bonus which shall be paid 50% in cash and 50% in stock.  Additionally Mr. Handy has been granted options to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock to be issued equally over the first twelve months of Mr. Handy’s employment.

Item 9.01     Financial Statement and Exhibit.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	Steve Handy Press Release
3.2	ComedyNet Press Release
10.1	Steve Handy Employment Agreement
10.2	Share Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

Dated:	January 8, 2009	By:	/s/ Reno R. Rolle
			Name:	Reno R. Rolle
			Title:	Chief Executive Officer

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